Exhibit 99.1

Mitesco’s Centcore Sets Sights on Tennessee for Data Center Expansion, Possible Acquisitions and AI

VERO BEACH, FL - December 9, 2025 (NEWMEDIAWIRE) - Mitesco, Inc. (OTC-QB: MITI) today announced that its Centcore data center division is evaluating multiple locations across Tennessee as part of a strategic expansion initiative aimed at accelerating revenue growth, improving operating margins, and positioning it as a national provider.

“We have concluded that the potential for improved profits is greater in Tennessee, with lower-cost facilities, attractive power economics, and a strong base of technical resources,” said Brian Valania, General Manager of Centcore. “We are assessing both the acquisition of an existing facility and the deployment of our own small-format’ buildout. We believe that our small-format approach may enable us to enter multiple markets quickly with significantly lower upfront expenditure than the large format that others have embraced.”

Valania added, “We have identified several promising sites near Nashville, as well as rural locations that offer favorable power infrastructure and compelling building attributes. These properties are not currently used as data centers, but we believe their structural characteristics make them excellent candidates for conversion into highly efficient operating environments.”

Power Advantage: Tennessee’s Low-Cost, High-Stability Profile

A core factor behind Centcore’s interest in Tennessee is the state’s exceptionally competitive power pricing, often among the lowest industrial electricity rates in the United States - driven largely by the stability and scale of the Tennessee Valley Authority (TVA).

Centcore’s assessment highlights several advantages:

- Lower operating expenses for high-density compute and AI workloads

- More predictable long-term pricing versus many other regions

- Strong grid reliability suitable for data center expansion

- Higher-margin service delivery for colocation, GPU hosting, and managed AI infrastructure

Capital Strategy, Revenue Growth & Uplisting Path

Mack Leath, CEO of Mitesco, reaffirmed the Company’s strategy to drive higher revenue levels through both organic growth and strategic acquisitions.

“We have begun conversations with investment banking professionals about a substantial financing facility designed to support our Centcore expansion, software initiatives, and potential acquisition opportunities,” said Leath. “We are evaluating the possibility of acquiring a larger, established technology provider with a meaningful user base - one that could benefit from our software platforms and our small-format, lower-cost data center approach. These steps align with our long-term vision of uplisting our common stock to a senior national exchange.”

AI Software Synergy: Enabling Enterprise-Grade Compute for RoboAgent

Mitesco also emphasized that expanding Centcore’s footprint directly supports its AI-driven software ecosystem, including RoboAgent, the Company’s real-estate automation platform.

“As AI workloads become more compute-intensive, having a cost-optimized domestic data center network becomes a competitive advantage,” Leath noted. “A Tennessee presence allows us to support both our internal AI offerings and new enterprise clients with secure, flexible, and cost-efficient infrastructure.”

About Mitesco, Inc.

Mitesco (OTC: MITI) is a growth-oriented technology company focused on platforms that improve efficiency, access, and affordability. With deep experience in business transformation, the company deploys capital toward both organic initiatives and strategic acquisitions that enhance shareholder value.

Investor Contact:
Jimmy Caplan
Email: jimmycaplan@me.com
Phone: (512) 329-9505

About Centcore Data Center

Centcore, a division of Mitesco, Inc., provides secure, scalable cloud services tailored to modern enterprise and public sector needs. Centcore is a trusted provider across industries, offering certified infrastructure and high-availability solutions.

See www.centcoreusa.com or contact:

Brian Valania
Email: bvalania@centcoreusa.com
Phone: (610) 888-7509

About Vero Technology Ventures

Our venture arm invests in productivity-driven cloud technologies designed for business and government applications. Areas of focus include infrastructure, process automation, analytics, and data center tooling. Entrepreneurs seeking capital and collaboration are invited to connect via email at: info@mitescoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expansion into new operations and software application development and managed services. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing; the risk that commenced and threatened litigation may result in material judgments against the Company; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.